EXHIBIT 5.1

             OPINION OF DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.


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                                                                  DANIEL J. CARR
                                                                  JOHN J. COATES
                                                                 KEVIN M. COATES
                                                                    H. ALAN DILL
                                                                  ROBERT A. DILL
455 SHERMAN STREET, SUITE 300                                     THOMAS M. DUNN
DENVER, COLORADO 80203                                         JOHN A. HUTCHINGS
PHONE: 303-777-3737                                               STEPHEN M. LEE
FAX: 303-777-3823                                              FAY M. MATSUKAGE*
                                                                  ADAM P. STAPEN
                                                                  JON STONBRAKER
                                                                 CRAIG A. STONER
                                                               FELICITY TOMPKINS
DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.                    PATRICK D. TOOLEY
                                                        *Also licensed in Nevada




December 30, 2003


Galaxy Energy Corporation
1001 Brickell Bay Drive, Suite 2202
Miami, FL 33131

RE:      REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

As counsel for your company, we have reviewed your Articles of Incorporation, Bylaws, and such other corporate records, documents, and proceedings and such questions of law, as we have deemed relevant for the purpose of this opinion.

We have also examined the amended Registration Statement of your company on Form SB-2, filed with the Securities and Exchange Commission (the "Commission") on December 30, 2003, covering the registration under the Securities Act of 1933, as amended, of the following:

(a) 12,427,118 shares of Common Stock issuable upon conversion of outstanding secured convertible debentures;

(b) 1,739,797 shares of Common Stock issuable upon payment of interest on the debentures in shares;

(c)      7,456,272 shares of Common Stock issuable upon exercise of warrants;
         and

(d) 1,935,204 shares of Common Stock to be sold by selling security holders;

including the exhibits and prospectus (the "Prospectus") filed therewith.

On the basis of such examination, we are of the opinion that:

1. Galaxy Energy Corporation (the "Company") is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado with

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Galaxy Energy Corporation
December 30, 2003
Page 2



         all requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged.

2. The Company has an authorized capitalization as set forth in the Prospectus.

3. The shares of Common Stock of the Company to be issued upon conversion of the outstanding secured convertible debentures are validly authorized and when such debentures are converted in accordance with their terms, the shares of Common Stock so issuable upon conversion will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

4. The shares of Common Stock of the Company to be issued upon payment of interest on the debentures in shares are validly authorized and when such shares are issued as payment of interest in accordance with the terms of the debentures, the shares of Common Stock so issuable will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

5. The shares of Common Stock of the Company to be issued upon the exercise of the warrants are validly authorized and when the warrants are exercised in accordance with their terms, the shares of Common Stock so issuable upon exercise will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

6. The shares of Common Stock of the Company to be sold by certain selling security holders have been validly authorized and issued as fully paid and nonassessable shares of Common Stock of the Company.

We hereby consent to the use of our name in the Registration Statement and Prospectus in the section captioned "Legal Matters," and we also consent to the filing of this opinion as an exhibit thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

Dill Dill Carr Stonbraker & Hutchings, P.C.